UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

RemSleep Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53450	47-5386867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

637 N. Orange Ave, Suite 609, Orlando, FL	32789
(Address of principal executive offices)	(Zip Code)

(912) 590-2001

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act RemSleep Holdings, Inc. is referred to herein as “we”, “us” or “our”.

Item 4.01 – Changes in Registrant’s Certifying Accountant

(a) Previous Independent Auditor:

 a.On July 26, 2018, Michael Gillespie & Associates, PLLC (“Gillespie”) was dismissed as the registrant’s independent registered public accountant.

 b.Our Board of Directors participated in and approved the decision to change independent accountants. There have been no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gillespie would have caused them to make reference thereto in their report on the financial statements.

 c.From the date the registrant engaged Gillespie on July 21, 2017 and through July 26, 2018 there have been no reportable events between the registrant and Gillespie as set forth in Item 304(a)(1)(v) of Regulation S-K.

 d.The registrant provided a copy of the foregoing disclosures to Gillespie prior to the date of the filing of this report and requested that Gillespie furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of this letter is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On July 26, 2018, the registrant engaged Fruci & Associates II, PLLC (“Fruci”) as its new independent registered public accountant. During the year ended December 31, 2017 and prior to July 26, 2018 (the date of the new engagement), we did not consult with Fruci regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the registrant’s financial statements by Fruci, in either case where written or oral advice provided by Fruci would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2018

RemSleep Holdings, Inc.

By: /s/ Tom Wood

Tom Wood, President and

Chief Executive Officer